Exhibit 3.47

State of Delaware Secretary of State Division of Corporations Delivered 06:25 PM 11/22/2004 FILED 06:19 PM 11/22/2004 SRV 040843311 - 3885297 FILE

CERTIFICATE OF FORMATION

OF

HMIH CEDAR CREST, LLC

The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:

I.

The name of the limited liability company is HMIH Cedar Crest, LLC (the “LLC”).

II.

The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the LLC’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.

The Certificate of Formation shall be effective upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of HMIH Cedar Crest, LLC on this 22nd day of November, 2004.

By:	/s/ Paul D. Gilbert
Paul D. Gilbert, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 06:10 PM 02/15/2008 FILED 05:39 PM 02/15/2008 SRV 080171867 - 3885297 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

HMIH CEDAR CREST, LLC

HMIH Cedar Crest, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is HMIH Cedar Crest, LLC.

2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.

160 Greentree Drive, Suite 101

Dover, Delaware 19904

County of Kent

Executed on February    /    , 2008.

John Edmunds, Manager